Exhibit 99.1
DTE Energy reports second quarter 2024 accomplishments, earnings and investments in improving energy infrastructure

•Committed to improving electric reliability for customers
•Broke ground on region’s largest battery energy storage facility
•Helped make NFL Draft a carbon-neutral success
•Grew Energy Efficiency Academy in Detroit and expanded to Grand Rapids
•Honored with Civic 50 award for being among the 50 most community-minded companies in the United States

DETROIT, July 25, 2024 — DTE Energy (NYSE:DTE) invested over $2 billion in the first half of 2024, on pace for a full year investment of over $4 billion, to make its electric and natural gas infrastructure more resilient to extreme weather and to generate cleaner energy for the communities it serves. DTE is progressing on building a smarter and stronger electric grid, upgrading natural gas infrastructure to be even safer and more reliable, and transforming the way the company generates power to deliver cleaner energy to its customers.

The company also reported second quarter earnings of $322 million or $1.55 per diluted share, compared with $201 million, or $0.97 per diluted share in 2023. Operating earnings for the second quarter 2024 were $296 million, or $1.43 per diluted share, compared with 2023 operating earnings of $206 million, or $0.99 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“We are taking bold steps to significantly improve the resiliency and reliability of our electric grid and accelerate our clean energy journey for our customers,” said Jerry Norcia, DTE Energy chairman and CEO. “Our continued investment in the modernization of our system is already producing results, as well as creating jobs and growing Michigan’s economy. Our strong financial health and constructive regulatory environment support significant investments we are making for our customers, allowing us to invest above our generated cash flows to further improve reliability and transition to cleaner generation.”

Norcia noted the following accomplishments in the second quarter:

•Committed to improving electric reliability for customers: DTE continues to invest in building the electric grid of the future that will reduce power outages by 30% and cut outage duration in half over the next 5 years by transitioning to a smarter grid, updating existing infrastructure, rebuilding significant portions of the grid and trimming trees.

•Broke ground on region’s largest battery energy storage facility: DTE was joined by Michigan Gov. Gretchen Whitmer, Congresswoman Debbie Dingell and other officials and community leaders to announce the Trenton Channel Energy Center, a facility that will store 880 megawatt hours of electricity, enough to power nearly 40,000 homes. This project will reduce strain on the grid, decrease the need to start and stop generation as demand fluctuates, and augment DTE’s growing wind and solar resources – all of which benefit customers.

•Helped make NFL Draft a carbon-neutral success: DTE worked with the National Football League (NFL) and local tourism non-profit Visit Detroit to help the 2024 NFL Draft become carbon neutral. The NFL leveraged DTE’s popular voluntary renewable energy programs, MIGreenPower and Natural Gas Balance, to create a more sustainable environment for the hundreds of thousands of visitors who came to Detroit, with a positive impact for the local community.

•Grew Energy Efficiency Academy in Detroit and expanded to Grand Rapids: Building on the success of the Academy’s first year, DTE expanded its Energy Efficiency Academy with larger cohorts in Detroit and new, advanced training in Grand Rapids for participants interested in working in the clean energy industry. DTE originally designed the program to respond to the growing demand for energy-efficient home repairs in Detroit, while also equipping area residents with skills and opportunities for higher-paying jobs.

•Honored with Civic 50 award: For the seventh consecutive year, Points of Light recognized DTE as one of the Top 50 Most Community-Minded Companies in the United States through the organization’s Civic 50 Award. This award is only made possible through DTE team members’ dedication, the company’s longstanding partnerships and support from the communities DTE serves.

Outlook for 2024

DTE Energy confirms 2024 operating EPS guidance of $6.54 - $6.83.

“DTE's solid financial performance allows us to keep investing to improve how we produce and deliver energy for our customers," said David Ruud, DTE executive vice president and CFO. "By finding many local and diverse suppliers to partner with DTE to execute these investments, we’re also helping to grow economies in the communities we serve throughout Michigan."

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 8:30 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in number in the U.S. and Canada toll free is: (888) 510-2008. The U.S. and international telephone dial-in toll number is: (646) 960-0306 and the Canada dial-in toll is: (289) 514-5035. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors.

About DTE Energy
DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, x.com/DTE_Energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this release, DTE Energy discusses 2024 operating earnings guidance. It is likely that certain items that impact the company's 2024 reported results will be excluded from operating results. Reconciliations to the comparable 2024 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any information contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve net zero emissions goals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:

Dan Miner, DTE Energy: 313.235.5555

For further information, analysts may call:

Matt Krupinski, DTE Energy: 313.235.6649

John Dermody, DTE Energy: 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$278	$1	A	$—	$279	$178	$—		$—	$178

DTE Gas	12	—		—	12	24	—		—	24

Non-utility operations
DTE Vantage	33	(25)	B	6	14	26	—		—	26

Energy Trading	39	(10)	C	2	31	31	7	C	(2)	36

Non-utility operations	72	(35)		8	45	57	7		(2)	62

Corporate and Other	(40)	—		—	(40)	(58)	—		—	(58)

Net Income Attributable to DTE Energy Company	$322	$(34)		$8	$296	$201	$7		$(2)	$206

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) One-time costs resulting from the voluntary separation incentive program — recorded in Operating Expenses — Operation and maintenance
B) Gain on sale of equity investment — recorded in Other (Income) and Deductions
C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended June 30,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$1.34	$—		$—	$1.34	$0.86	$—		$—	$0.86

DTE Gas	0.06	—		—	0.06	0.12	—		—	0.12

Non-utility operations
DTE Vantage	0.16	(0.11)	B	0.03	0.08	0.12	—		—	0.12

Energy Trading	0.19	(0.04)	C	—	0.15	0.15	0.03	C	(0.01)	0.17

Non-utility operations	0.35	(0.15)		0.03	0.23	0.27	0.03		(0.01)	0.29

Corporate and Other	(0.20)	—		—	(0.20)	(0.28)	—		—	(0.28)

Net Income Attributable to DTE Energy Company	$1.55	$(0.15)		$0.03	$1.43	$0.97	$0.03		$(0.01)	$0.99

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric	$449	$32	A	$(8)	$473	$279	$—		$—		$279

DTE Gas	166	8	A	(2)	172	195	—		—		195

Non-utility operations
DTE Vantage	41	(25)	B	6	22	53	—		—		53

Energy Trading	40	(5)	C	1	36	169	(213)	C	54		10

Non-utility operations	81	(30)		7	58	222	(213)		54		63

Corporate and Other	(61)	—		—	(61)	(50)	—		(7)	D	(57)

Net Income Attributable to DTE Energy Company	$635	$10		$(3)	$642	$646	$(213)		$47		$480

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) One-time costs resulting from the voluntary separation incentive program — recorded in Operating Expenses — Operation and maintenance
B) Gain on sale of equity investment — recorded in Other (Income) and Deductions
C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
D) Adjustment to Income Tax Expense due to a tax law change in West Virginia

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Six Months Ended June 30,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric	$2.17	$0.15	A	$(0.04)	$2.28	$1.35	$—		$—		$1.35

DTE Gas	0.80	0.04	A	(0.01)	0.83	0.95	—		—		0.95

Non-utility operations
DTE Vantage	0.20	(0.11)	B	0.03	0.12	0.25	—		—		0.25

Energy Trading	0.19	(0.02)	C	—	0.17	0.82	(1.04)	C	0.26		0.04

Non-utility operations	0.39	(0.13)		0.03	0.29	1.07	(1.04)		0.26		0.29

Corporate and Other	(0.30)	—		—	(0.30)	(0.24)	—		(0.03)	D	(0.27)

Net Income Attributable to DTE Energy Company	$3.06	$0.06		$(0.02)	$3.10	$3.13	$(1.04)		$0.23		$2.32

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page